UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013 (April 3, 2013)

REGENERON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)

(914) 847-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2013, Regeneron Pharmaceuticals, Inc. (the “Company”) entered into a new operating lease agreement with BMR-Landmark at Eastview LLC (“Landlord”) for additional laboratory and office space at the Regeneron complex at the Landmark at Eastview in the Town of Mt. Pleasant in Westchester County, New York (with a portion of such complex being located in the Town of Greenburgh in Westchester County, New York). The new facilities will include approximately 297,000 square feet of laboratory and office space in two buildings to be constructed by Landlord, with the Company constructing tenant improvements and certain base building work. The initial term of the lease expires on June 30, 2029 (as may be extended under limited circumstances) and the Company may exercise three options to extend the lease for five years per option. The lease provides for monthly payments over the term of the lease related to the costs of construction and tenant improvements for the new facilities, and other transaction related costs, plus additional charges for utilities, taxes, operating expenses, and other fees and charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
	Name:	Joseph J. LaRosa
	Title:	Senior Vice President, General Counsel and Secretary